Exhibit 99.1

Signature of Reporting Person(s)

AEC ASSOCIATES L.L.C.		June 23, 2008

By: Yucaipa One-Stop Partners, L.P.
Its: Managing Member

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President and Secretary

DIGITAL ON-DEMAND, INC.		June 23, 2008

By:	/s/ Steve Mortensen
Name: Steve Mortensen
Title: Chief Financial Officer and Secretary

YUCAIPA ONE-STOP PARTNERS, L.P.		June 23, 2008

By: Yucaipa AEC Associates L.L.C.
Its: General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President and Secretary

YUCAIPA AEC ASSOCIATES, LLC		June 23, 2008

By: OA3, LLC
Its: Managing Member

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President and Secretary

OA3, LLC		June 23, 2008

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President and Secretary

RONALD W. BURKLE		June 23, 2008

By:	/s/ Ronald W. Burkle
Ronald W. Burkle